Exhibit 4.2




                      Harborside Healthcare Corporation
                             470 Atlantic Avenue
                               Boston, MA 02210


March 28, 1997




Securities and Exchange Commission
450 Fifth Avenue, N.W.
Washington, D.C.  20549



Ladies and Gentlemen:

     In accordance with Item 601(b)(4)(iii) of Regulation S-K, Harborside Healthcare Corporation (the "Company") has not filed herewith any instrument with respect to long term debt not being registered where the total number of securities authorized thereunder does not exceed ten percent (10%) of the total assets of the Company and its subsidiaries on a consolidated basis. The Company hereby agrees to furnish a copy of any such agreement to the Securities and Exchange Commission upon request.

                                Very truly yours,

                                HARBORSIDE HEALTHCARE CORPORATION

                                By: /S/ William H. Stephan
                                   -------------------------------------
                                        Chief Financial Officer